UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 26, 2019
AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Section 5 - Corporate Governance and Management
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.
On February 26, 2019, the Board of Directors (the “Board”) of American Financial Group, Inc. (the “Company”) elected Mary Beth Martin to serve as a director until the next annual meeting of shareholders and until her successor is duly elected and qualified.  Ms. Martin has also been nominated for re-election to the Board at the Company’s 2019 Annual Meeting of Shareholders to be held on May 22, 2019.  The Board has determined that Ms. Martin is an independent director in accordance with guidelines that the Company has adopted, which guidelines comply with the listing standards set forth by the New York Stock Exchange.  The Board has not determined on which committees Ms. Martin will serve.
Ms. Martin has over 20 years of experience in the banking and commercial real estate industries. During her career, she has led commercial real estate, private bank, trust, and asset management groups at regional banking institutions.  For the past 12 years, Ms. Martin has been the Executive Director of the Farmer Family Foundation in Cincinnati, Ohio.  In that role, she manages the organization’s philanthropic goals and objectives, and oversees grant investments.
Ms. Martin is active in her community and currently serves on the Board of Directors of a number of charitable organizations, including Accelerate Great Schools, where she also serves as Secretary and Treasurer, Music Hall Revitalization Corporation, Teach for America Southwest Ohio and Ohio Excels. She earned a BSBA in Finance and Real Estate from the University of Cincinnati.
There is no arrangement or understanding between Ms. Martin and any other person pursuant to which Ms. Martin was elected as a director of the Company. Ms. Martin will receive compensation for her service as a director in accordance with the Company’s compensation policies for non-employee directors, which are described under the heading “Executive Compensation—Director Compensation” in the Company’s proxy statement filed with the SEC on April 6, 2018.
There have been no transactions nor are there any proposed transactions between the Company and Ms. Martin that would require disclosure pursuant to Item 404(a) of Regulation S-K.  Ms. Martin will participate in the compensation arrangements for non-employee directors as described beginning on page 39 of the Company’s proxy statement filed with the SEC on April 6, 2018.
A copy of the press release announcing Ms. Martin’ election is furnished as Exhibit 99.1 and incorporated by reference in this Item 5.02.  The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the “Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act
Section 8 - Other Events
Item 8.01 Other Events.
On February 26, 2019, the Board established the position of Lead Independent Director and elected Gregory G. Joseph to serve as Lead Independent Director.  Mr. Joseph has served as a director of the Company since 2008 and is the current Chairman of the Audit Committee.  The Company also amended the Company’s Corporate Governance Guidelines to provide for a Lead Independent Director role.

The creation of the Lead Independent Director role and Mr. Joseph’s election reflects the Company’s continued commitment to corporate governance. The Lead Independent Director will serve as a liaison between the non-employee directors and management, will chair executive sessions of the non-management and independent directors, will consult on board agendas and meeting materials and will have the other duties set forth in the amended Corporate Governance Guidelines that can be found on the Company’s website at www.AFGinc.com.  Information on the Company’s website is not incorporated by reference in the Current Report on Form 8-K.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Exhibits
Exhibit No.	Description
99.1	Press release dated February 26, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: February 27, 2019
By: /s/Karl J. Grafe
Karl J. Grafe
Vice President